EXHIBITA

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that each of the undersigned is individually eligible to use the Schedule 13G to which this Exhibit is attached, such Schedule 13G is filed on behalf of each of the undersigned and all subsequent amendments to such Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated: March 4 2014

WANDA AMERICA INVESTMENT HOLDING CO. LTD.

/s/ Lin Zhang
By: Lin Zhang, Authorized Signatory

WANDA CULTURE HOLDING CO. LIMITED

/s/ Jianlin Wang
By: Jianlin Wang, Authorized Signatory

BEIJING WANDA CULTURE INDUSTRY GROUP CO. LTD

/s/ Lin Zhang
By: Lin Zhang, Authorized Signatory

DALIAN WANDA GROUP CO., LTD

/s/ Jianlin Wang
By: Jianlin Wang, Authorized Signatory

DALIAN HEXING INVESTMENT CO LTD

/s/ Jianlin Wang
By: Jianlin Wang, Authorized Signatory

/s/ Jianlin Wang
JIANLIN WANG